UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2006

Adagio Acquisition I, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-51494	20-2852425
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

c/o Spencer Trask Ventures, Inc., 535 Madison Avenue, 18th Floor, New York, NY 10022
(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 418-8573

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFP 230.425)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14D-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

William P. Dioguardi, President, Secretary and sole director of Adagio Acquisition I, Inc., an SEC-reporting, “blank check” and “shell company” (the “Company”), has announced that the Company’s efforts to locate an operating company with which to merge will be focused principally on alternative energy companies. Companies in this category include, but are not limited to, those involved with fuel cells, wind turbines, solar power, and biomass fuel.

“We will continue to be receptive to a business combination with an attractive growth company outside of the alternative energy industry,” said Mr. Dioguardi. “However, we believe that the likelihood of continued high oil prices implies especially significant potential for increasing shareholder value if we can merge with a company that has a technologically-advanced approach to energy production.”

Item 9.01. Financial Statements and Exhibits.

None.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adagio Acquisition I, Inc. (Registrant)

Date: May 31, 2006	By:	/s/ William P. Dioguardi
William P. Dioguardi, President